UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 22, 2014

Yadkin Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 22, 2014, Yadkin Financial Corporation (the “Company”), VantageSouth Bancshares, Inc. (“VantageSouth”), and Piedmont Community Bank Holdings, Inc. (“Piedmont”) entered into a First Amendment to the Agreement and Plan of Merger dated January 27, 2014, by and among the Company, VantageSouth, and Piedmont (the “Merger Agreement”). The First Amendment to the Merger Agreement amends the form of bylaws amendment attached thereto to provide that only directors who are not officers of the Company may vote to modify or terminate the employment agreements of, or to fill a vacancy created by, Messrs. Joseph H. Towell, who will be the Executive Chairman of the Company, or Scott M. Custer, who will be the Chief Executive Officer of the Company, following the consummation of the mergers of VantageSouth and Piedmont with and into the Company (the “Mergers”).

A copy of the amendment is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, prior to the consummation of the Mergers, each of Messrs. Joseph H. Towell, who will be the Executive Chairman; Scott M. Custer, who will be the Chief Executive Officer; Wm. Mark DeMarcus, who will be the Chief Operating Officer; Terry S. Earley, who will be the Chief Financial Officer; Steven W. Jones, who will be the Chief Banking Officer; and Edwin H. Shuford, who will be the Chief Credit Officer, must enter into employment agreements with the Company and its wholly-owned subsidiary, Yadkin Bank (the “Bank”), that will become effective upon the consummation of the Mergers and be in a form mutually acceptable to the Company and VantageSouth. Accordingly, on April 23, 2014, following approval by the Company and VantageSouth of a form of agreement, the Company and the Bank entered into employment agreements with each of Messrs. Towell, Custer, DeMarcus, Earley, Jones and Shuford which will become effective upon the consummation of the Mergers.

The Company and the Bank have entered into employment agreements with each of Messrs. Towell and Custer in order to establish their duties and compensation and to provide for their employment following the Mergers. By entering into this new agreement, each of Messrs. Towell and Custer waived any right or entitlement to any severance payments, compensation, monies, or benefits under his prior employment agreement with the Company and VantageSouth, respectively. Each agreement provides for an initial term of employment of three years following the consummation of the Mergers. Within 90 days of the second anniversary of the consummation of the Mergers, and, as may be necessary prior to each anniversary of the consummation of the Mergers thereafter, each agreement provides that the parties thereto will meet in good faith to determine whether to extend the term of the agreement for an additional one-year period beyond the then-effective expiration date. During the initial term, each Messrs. Towell’s and Custer’s base salary will be $500,000 per year. After the initial term, base salary will be reviewed by the board of directors of the Company (or a committee of the Company’s board of directors delegated such authority) not less often than annually. Each agreement provides that base salary may not be decreased without the executive’s written consent, except in connection with an across-the-board salary decrease affecting all similarly situated executives of the Company and the Bank in the same proportion. In addition, each agreement provides that the executive is eligible for discretionary bonuses and for participation in all other pension, profit-sharing or retirement plans maintained for the employees of the Company and the Bank, as well as fringe benefits normally associated with the positions of Executive Chairman and Chief Executive Officer, respectively. Under the agreements, each of Messrs. Towell and Custer may be terminated for “cause,” as defined in each agreement, and he may otherwise be terminated by the Company or the Bank (subject to vested rights) or may choose to terminate his employment. Each agreement provides that each of Messrs. Towell and Custer will be entitled to certain severance benefits if he is terminated by the Company or the Bank without cause or if he terminates the agreement for “good reason” (as defined in the agreement), contingent upon his execution of a release of claims against the Company or the Bank and his adherence to certain noncompete restrictions. The Company has the right under the agreements to reduce any such payment of severance benefits as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the executive or the disallowance of a deduction to the Company. The Company is also required under the agreements to indemnify the Executive in the event of a suit against the executive by reason of his current or prior service as an officer or director of the Company or the Bank as well as required to purchase directors and officers liability insurance covering the executive for his term of employment and for six years thereafter.

The Company and the Bank have also entered into employment agreements with each of Messrs. DeMarcus, Earley, Jones, and Shuford in order to establish their duties and compensation and to provide for their continued employment. By entering into this new agreement, each of Messrs. DeMarcus and Shuford waived any right or entitlement to any severance payments, compensation, monies, or benefits under his prior employment agreement with the Company. Each agreement provides for an initial term of employment of three years following the consummation of the Mergers. Within 90 days of the second anniversary of the consummation of the Mergers, and, as may be necessary prior to each anniversary of the consummation of the Mergers thereafter, each agreement provides that the parties thereto will meet in good faith to determine whether to extend the term of the agreement for an additional one-year period beyond the then-effective expiration date. During the initial term, Mr. DeMarcus’s base salary will be $385,000 per year, Mr. Earley’s base salary will be $350,000 per year, Mr. Jones’ salary will be $350,000 per year, and Mr. Shuford’s base salary will be $250,000 per year. After the initial term, base salary will be reviewed by the board of directors of the Company (or a committee of the Company’s board of directors delegated such authority) not less often than annually. Each agreement provides that base salary may not be decreased without the executive’s written consent, except in connection with an across-the-board salary decrease affecting all similarly situated executives of the Company and the Bank in the same proportion. In addition, each agreement provides that the executive is eligible for discretionary bonuses and for participation in all other pension, profit-sharing or retirement plans maintained for the employees of the Company and the Bank, as well as fringe benefits normally associated with their respective. Under the agreements, each of Messrs. DeMarcus, Earley, Jones, and Shuford may be terminated for “cause,” as defined in each agreement, and may otherwise be terminated by the Company or the Bank (subject to vested rights) or may choose to terminate his employment. With the exception of a termination upon death, for so long as the Company has an Executive Chairman and Chief Executive Officer, any termination under the agreements will require the mutual consent of both such individuals.

The agreements provide that each of Messrs. DeMarcus, Earley, Jones, and Shuford will be entitled to certain severance benefits upon termination by the Company or the Bank without cause or upon termination by the executive for “good reason” (as defined in the agreements). Each of Messrs. DeMarcus, Earley, Jones, and Shuford will be entitled to additional severance benefits if he is terminated by Yadkin or Yadkin Bank without cause or if he terminates the agreement for “good reason” within one year after a “change in control.” For purposes of each agreement, a “change in control” generally will occur if (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company or the Bank that, together with the stock already held by such person(s), brings the total amount of stock owned by such person(s) above fifty percent of the total fair market value or total voting power of the stock of either the Company or the Bank; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) ownership of stock of the Company or the Bank possessing thirty percent or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the board of directors of the Company or the Bank are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority (or alternative larger portion) of the members of such board of directors prior to the date of the appointment or election; or (iv) the sale of all or substantially all of the assets of the Company or the Bank. The Company’s payment of any such severance benefits is contingent upon the executive’s execution of a release of claims against the Company or the Bank and his adherence to certain noncompete restrictions. The Company has the right under the agreements to reduce any such payment of severance benefits as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the executive or the disallowance of a deduction to the Company. The Company is also required under the agreements to indemnify the executive in the event of a suit against the executive by reason of his current or prior service as an officer or director of the Company or the Bank as well as required to purchase directors and officers liability insurance covering the executive for his term of employment and for six years thereafter.

The foregoing summary of the material features of the employment agreements is qualified in its entirety by reference to the text of the agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, and incorporated herein by reference.

Additional Information for Shareholders

Yadkin Financial Corporation has filed a preliminary proxy statement/prospectus on Form S-4 concerning the Mergers with the Securities and Exchange Commission (the “SEC”). This document is not yet final and will be amended. WE URGE INVESTORS TO READ THE DEFINITIVE VERSION OF THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings by Yakin Financial Corporation, at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Yadkin Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28261, Attention: Corporate Secretary.

The directors and executive officers of Yadkin Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from Yadkin Financial Corporation shareholders in connection with the Mergers. Information regarding Yadkin Financial Corporation’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2013. Other information regarding the participants in the Yadkin Financial Corporation proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.	The following exhibits are filed as part of this report:

Exhibit Number	Description

2.1	First Amendment to the Merger Agreement dated April 22, 2014.

10.1	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Joseph H. Towell dated April 23, 2014.

10.2	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Scott M. Custer dated April 23, 2014.

10.3	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Wm. Mark DeMarcus dated April 23, 2014.

10.4	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Terry S. Earley dated April 23, 2014.

10.5	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Steven W. Jones dated April 23, 2014.

10.6	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Edwin H. Shuford dated April 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN FINANCIAL CORPORATION

Dated: April 25, 2014	By:	/s/ Jan H. Hollar
Jan H. Hollar Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	First Amendment to the Merger Agreement dated April 22, 2014.

10.1	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Joseph H. Towell dated April 23, 2014.

10.2	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Scott M. Custer dated April 23, 2014.

10.3	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Wm. Mark DeMarcus dated April 23, 2014.

10.4	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Terry S. Earley dated April 23, 2014.

10.5	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Steven W. Jones dated April 23, 2014.

10.6	Employment Agreement by and among Yadkin Financial Corporation, Yadkin Bank, and Edwin H. Shuford dated April 23, 2014.